Exhibit 99.1

JGWPT Holdings Inc. Reports Fourth Quarter Financial Results

RADNOR, Pa.—(BUSINESS WIRE)—3.31.14 — JGWPT Holdings Inc. (“JGWPT” or the “Company”) (NYSE:JGW), a leading purchaser of structured settlement payments, annuity payments, lottery payments and other receivables, today reported its financial results for the fourth quarter and full year of 2013. David Miller, JGWPT’s Chief Executive Officer, said, “The business performance and fourth quarter results are in line with our expectations, as we earned approximately $0.04 on every dollar of Total Receivables Balance, or TRB, purchased from customers.”  The following are highlights from the fourth quarter and full year results:

Fourth Quarter Highlights

•                  TRB purchases were $260.5 million, as compared to $278.9 million in the fourth quarter of 2012, representing a 6.6% decrease.

•                  Revenues were $106.6 million, a decrease of 15.5% from revenues of $126.2 million in the fourth quarter of 2012, due primarily to an increasing interest rate environment and lower TRB purchases.

•                  Net (loss) income attributable to J.G. Wentworth, LLC decreased to $(5.4) million, as compared to $38.6 million in the fourth quarter of 2012, driven by additional interest expense on the Company’s term loan as well as the impact of an increasing rate environment.

•                  Adjusted Net Income (“ANI”) decreased to $11.2 million, as compared to $23.8 million in the fourth quarter of 2012, driven primarily by $10.1 million of additional interest expense on the term loan as well as an increasing interest rate environment (ANI is a non-GAAP measure - See Reconciliation of Net Income to Adjusted Net Income below).

•                  ANI as a percentage of TRB was 4.29%, as compared to 8.55% in the fourth quarter of 2012.

•                  Term loan interest expense was $13.5 million, compared to $3.4 million in the fourth quarter of 2012.  In December, the Company repaid $123.0 million on the term loan, reducing the outstanding balance to $434.2 million, and entered into an amendment reducing the interest rate payable on the term loan by approximately 200 basis points. These changes are expected to result in annual savings of approximately $20 million.

Full Year Highlights

•                  TRB purchases were $1,125.0 million, as compared to $1,069.7 million in 2012, representing a 5.2% increase.

•                  Revenues decreased to $459.6 million in 2013, as compared to $467.4 million in 2012, due to the increasing rate environment but offset somewhat by the increase in TRB purchases.

•                  Net income attributable to J.G. Wentworth, LLC decreased to $61.8 million, as compared to $116.7 million in 2012, due primarily to an increased interest rate environment and additional interest on the term loan.

•                  ANI was $46.6 million, as compared to $76.4 million in 2012, primarily driven by $33.5 million of additional interest expense on the Company’s term loan as well as the increased interest rate environment and increases in other expenses (see reconciliation of net income to adjusted net income — a non-GAAP measure).

•                  ANI as a percentage of TRB was 4.14%, as compared to 7.14% in 2012.

•                  Term loan interest expense was $48.0 million, compared to $14.5 million in 2012.

John Schwab, JGWPT’s Chief Financial Officer, said, “Fourth quarter profitability was impacted primarily by interest expense associated with our term loan. As a result of paying down a portion of our term loan and lowering the interest rate, we have reduced our interest costs going forward.”

About JGWPT Holdings Inc.

JGWPT focuses on key sectors, including purchasing of structured settlement payments, annuity payments, lottery payments and pre-settlement funding. Through our two market leading and highly recognizable brands, J.G. Wentworth and Peachtree Financial Solutions, we have purchased over $9.6 billion of future structured settlement payment streams from our customers since 1995.

For more information about JGWPT, visit www.jgwpt.com or use the contact information provided below.

Conference Call and Webcast

Management will host a webcast to discuss the fourth quarter 2013 financial results tomorrow April 1, 2014 at 10:00 AM Eastern time. The webcast will include remarks from JGWPT’s Chief Executive Officer, David Miller, and Chief Financial Officer, John Schwab. A webcast of the conference call will be available live on the Investor Relations section of the Company’s website: https://event.on24.com/eventRegistration/EventLobbyServlet?target=registration.jsp&eventid=773707&sessionid=1&key=899335C7B16FFA04DF997FBE6773B17E&sourcepage=register

Interested parties unable to access the conference call via the webcast may dial (877) 201-0168 and reference conference ID 19646221.  A playback of the call is available until April 15, 2014 at (855) 859-2056 with conference ID 19646221.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates” and “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: our ability to continue to purchase structured settlement payments and other assets; our ability to complete future securitizations on beneficial terms; availability of or increases in the cost of our financing sources relative to our purchase discount rate; our dependence on the opinions of certain rating agencies; our dependence on the effectiveness of our direct response marketing; the compression of the yield spread between the price we pay for and the price at which we sell assets; changes in tax or accounting policies or changes in interpretation of those policies as applicable to our business; the lack of an established market for the subordinated interest in the receivables that we retain after a securitization is executed; our exposure to underwriting risk; our ability to remain in compliance with the terms of our substantial indebtedness; changes in existing state laws governing the transfer of structured settlement payments or the interpretation thereof; the insolvency of a material number of structured settlement holders; any change in current tax law relating to the tax treatment of structured settlements; changes to statutory, licensing and regulatory regimes; the impact of the Consumer Financial Protection Bureau and any regulations it issues; adverse judicial developments; potential litigation and regulatory proceedings; unfavorable press reports about our business model; our access to personally identifiable confidential information of current and prospective customers and the improper use or failure to protect that information; the public disclosure of the identities of structured settlement holders; our business model being susceptible to litigation; our dependence on a small number of key personnel; our dependence on outside parties to conduct our transactions including the court system, insurance companies, outside counsel, delivery services and notaries; our ability to successfully enter new lines of business and broaden the scope of our business; changes in our expectations regarding the likelihood, timing or terms of any potential acquisitions described herein; our computer systems being subject to security and privacy breaches; and infringement of our trademarks or service marks.

Consideration should also be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K, and in our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

JGWPT Holdings Inc.

(Prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries)

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$39,061	$103,137
Restricted cash and investments	109,338	112,878
VIE finance receivables, at fair market value	3,818,704	3,586,465
Other finance receivables, at fair market value	51,945	28,723
VIE finance receivables, net of allowance for losses of $6,443 and $3,717, respectively	117,826	128,737
Other finance receivables, net of allowance for losses of $1,899 and $933, respectively	15,166	21,616
Notes receivable, at fair market value	5,610	8,074
Notes receivable due from affiliate	—	5,243
Other receivables, net of allowance for losses of $243 and $276, respectively	13,529	13,146
Fixed assets, net of accumulated depreciation of $4,544 and 3,128, respectively	3,112	6,321
Intangible assets, net of accumulated amortization of $17,781 and $14,257, respectively	47,878	51,277
Goodwill	84,993	84,993
Marketable securities	121,954	131,114
Deferred tax assets	1,830	2,455
Other assets	41,151	14,418
Total assets	$4,472,097	$4,298,597

LIABILITIES AND STOCKHOLDERS’ EQUITY/MEMBER’S CAPITAL
Accounts payable	$3,903	$8,630
Accrued expenses	21,181	12,440
Accrued interest	14,485	11,687
VIE derivative liabilities, at fair market value	70,296	121,498
VIE borrowings under revolving line of credit and other short term borrowings	41,274	27,380
VIE long term debt	150,802	162,799
VIE long term debt issued by securitization trusts, at fair market value	3,431,283	3,229,591
Term loan payable	434,184	142,441
Other liabilities	7,646	8,199
Deferred tax liabilities	1,707	—
Installment obligations payable	121,954	131,114
Total liabilities	$4,298,715	$3,855,779

Member’s capital	$—	$442,818
Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 11,220,358 issued and 11,216,429 outstanding as of December 31, 2013	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 14,001,583 issued and 13,984,065 outstanding as of December 31, 2013	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of December 31, 2013	—	—
Additional paid-in-capital	70,236	—
Accumulated deficit	(5,577)	—
Accumulated other comprehensive income	612	—
	$65,271	$442,818
Non-controlling interests	108,111	—
Total stockholders’ equity/member’s capital	$173,382	$442,818
Total liabilities and stockholders’ equity/member’s capital	$4,472,097	$4,298,597

JGWPT Holdings Inc.

(Prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries)

Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUES
Interest income	$46,130	$45,233	$172,423	$177,748
Unrealized gains on VIE and other finance receivables,
long term debt, and derivatives	38,733	82,163	252,801	270,787
Gain (loss) on swap termination, net	(151)	(1,869)	200	(2,326)
Servicing, broker, and other fees	1,585	1,723	5,276	9,303
Other	1,266	(1,240)	1,209	(856)
Realized loss on notes receivable, at fair value	—	—	(1,862)	—
Gain on extinguishment of debt, net	14,217	—	14,217	—
Realized and unrealized gains on marketable securities, net	4,776	192	15,299	12,741
Total revenue	$106,556	$126,202	$459,563	$467,397

EXPENSES
Advertising	$18,639	$17,075	$70,304	$73,307
Interest expense	53,061	39,699	193,035	158,631
Compensation and benefits	10,101	10,910	42,595	43,584
General and administrative	5,298	4,048	20,179	14,613
Professional and consulting	4,914	4,938	18,820	15,874
Debt issuance	3,275	3,156	8,930	9,124
Securitization debt maintenance	1,565	1,472	6,091	5,208
Provision for losses on finance receivables	1,321	1,918	5,695	3,805
Depreciation and amortization	1,472	1,650	5,703	6,385
Installment obligations expense, net	6,827	2,303	19,647	17,321
Loss on disposal/impairment of fixed assets	4,200	300	4,200	300
Total expenses	$110,673	$87,469	$395,199	$348,152

Income (loss) before income taxes	$(4,117)	$38,733	$64,364	$119,245
Provision (benefit) for income taxes	1,245	126	2,546	(227)
Net income (loss)	(5,362)	38,607	61,818	119,472
Less non-controlling interest in earnings of affiliate	—	—	—	2,731
Net income (loss) attributable to J.G. Wentworth, LLC	(5,362)	$38,607	61,818	$116,741
Less net income attributable to non-controlling interests	215		67,395
Net loss attributable to JGWPT Holdings Inc.	$(5,577)		$(5,577)

November 14, 2013 through December 31, 2013

Weighted average shares of Class A common stock outstanding:
Basic	10,395,574
Diluted	10,395,574

Net income per share attributable to stockholders of Class A common stock of JGWPT Holdings Inc.
Basic	$(0.54)
Diluted	$(0.54)

ANI Bridge - Unaudited

J.G. Wentworth LLC and Subsidiaries

Reconciliation of Net Income to Adjusted Net Income

We use Adjusted Net Income (a non-GAAP financial measure) as a measure of our results from operations, which we define as our net income under U.S. GAAP before certain non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes and the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business. We use Adjusted Net Income to measure our overall performance because we believe it represents the best measure of our operating performance, as the operations of the variable interest entities do not impact business performance. You should not consider Adjusted Net Income in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, our presentation of Adjusted Net Income may not be comparable to other similarly titled measures of other companies.

A reconciliation of Net Income to Adjusted Net Income for the three months ended and year ended December 31, 2013 is provided below.

JGWPT Holdings Inc.

(Prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries)

Reconciliation of Net Income to Adjusted Net Income - Unaudited

(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss) attributable to J.G. Wentworth, LLC	$(5,362)	$38,607	$61,818	$116,741

Adjustments to reflect deconsolidation of securitizations:
Elimination of unrealized gain (loss) on finance receivables, long-term debt and derivatives from post securitization due to changes in interest rates	6,055	(18,525)	(42,358)	(51,599)
Elimination of interest income from securitized finance receivables	(40,349)	(37,519)	(150,945)	(149,883)
Interest income on retained interests in finance receivables	4,865	4,302	18,709	16,372
Servicing income on securitized finance receivables	1,303	1,342	5,548	5,949
Elimination of interest expense on long-term debt related to securitization and permanent financing trusts	34,763	31,660	128,226	126,650
Professional fees relating to securitizations	1,563	1,637	6,198	5,341
Other adjustments:
Share based compensation	(60)	552	1,452	2,393
Income tax (benefit) / provision	1,245	126	2,546	(227)
Severance, M & A and consulting expenses	1,020	1,352	5,416	4,364
Other non-recurring expenses	6,121	300	10,004	300
Adjusted Net Income	$11,164	$23,834	$46,614	$76,401

Other Data:
Securitized Product Total Receivables Balance (TRB) Purchases (1)	$214,437	$236,840	$946,412	$915,783
Other TRB Purchases (2)	46,051	42,076	178,619	153,964
Total TRB Purchases	$260,488	$278,916	$1,125,031	$1,069,747
Adjusted Net Income	$11,164	$23,834	$46,614	$76,401
Adjusted Net Income Margin (3)	4.29%	8.55%	4.14%	7.14%

	December 31,	December 31,
	2013	2012
Company retained interest in finance receivables, net at fair market value	$239,591	$184,094

 (1) Securitized product TRB purchases includes purchases during the period of assets that will be securitized (guaranteed structured settlements, annuities, and lottery payment streams)

 (2) Other TRB Purchases includes receivables purchased from life contingent structured settlements and the purchase price of pre-settlement fundings during the period

 (3) Adjusted Net Income Margin is adjusted net income divided by Total TRB Purchases during the period

JGWPT Holdings Inc.

(Prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries)

Reconciliation of Net Income to Adjusted Net Income - Unaudited

(Dollars in thousands)

		Adjustments	Interest			Severance
	Q4 2013	to reflect	Income on	Share		M&A	Other		Q4 2013
	GAAP	deconsolidation	Retained	Based	Income	and	Non-recurring		Adjusted
	Results	of securitizations	Interest	Compensation	Tax	Consulting	Expense	Wealthbuilder	Net Income

REVENUES
Interest income	$46,130	$(40,349)	$4,865					$(2,051)	$8,595
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	38,733	6,055							44,788
Gain (loss) on swap termination, net	(151)								(151)
Servicing, broker, and other fees	1,585	1,303							2,888
Other	1,266								1,266
Realized loss on notes receivable, at fair value	—								—
Gain on extinguishment of debt, net	14,217								14,217
Realized and unrealized gains (losses) on marketable securities, net	4,776							(4,776)	—
Total revenue	$106,556	$(32,991)	$4,865	$—	$—	$—	$—	$(6,827)	$71,603

EXPENSES
Advertising	$18,639								$18,639
Interest expense	53,061	(34,763)							18,298
Compensation and benefits	10,101			60		(147)			10,014
General and administrative	5,298					(325)			4,973
Professional and consulting	4,914					(548)	(1,921)		2,445
Debt prepayment and termination	—								—
Debt issuance	3,275								3,275
Securitization debt maintenance	1,565	(1,563)							2
Provision for losses on finance receivables	1,321								1,321
Depreciation and amortization	1,472								1,472
Installment obligations expense (income), net	6,827							(6,827)	—
Loss on disposal/impairment of fixed assets	4,200						(4,200)		—
Total expenses	$110,673	$(36,326)	$—	$60	$—	$(1,020)	$(6,121)	$(6,827)	$60,439

Income (loss) before taxes	$(4,117)	$3,335	$4,865	$(60)	$—	$1,020	$6,121	$—	$11,164
Provision (benefit) for income taxes	1,245				(1,245)				—
Net income (loss) attributable to J.G. Wentworth, LLC	$(5,362)	$3,335	$4,865	$(60)	$1,245	$1,020	$6,121	$—	$11,164

JGWPT Holdings Inc.

(Prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries)

Reconciliation of Net Income to Adjusted Net Income - Unaudited

(Dollars in thousands)

		Adjustments	Interest			Severance
	Q4 2012	to reflect	Income on	Share		M&A	Other		Q4 2012
	GAAP	deconsolidation	Retained	Based	Income	and	Non-recurring		Adjusted
	Results	of securitizations	Interest	Compensation	Tax	Consulting	Expense	Wealthbuilder	Net Income

REVENUES
Interest income	$45,233	$(37,519)	$4,302					$(2,111)	$9,905
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	82,163	(18,525)							63,638
Gain (loss) on swap termination, net	(1,869)								(1,869)
Servicing, broker, and other fees	1,723	1,342							3,065
Other	(1,240)								(1,240)
Realized and unrealized gains (losses) on marketable securities, net	192							(192)	—
Total revenue	$126,202	$(54,702)	$4,302	$—	$—	$—	$—	$(2,303)	$73,499

EXPENSES
Advertising	$17,075								$17,075
Interest expense	39,699	(31,660)							8,039
Compensation and benefits	10,910			(552)		(42)			10,316
General and administrative	4,048								4,048
Professional and consulting	4,938	(108)				(1,310)			3,520
Debt issuance	3,156								3,156
Securitization debt maintenance	1,472	(1,472)							—
Provision for losses on finance receivables	1,918	(57)							1,861
Depreciation and amortization	1,650								1,650
Installment obligations expense (income), net	2,303							(2,303)	—
Loss on disposal/impairment of fixed assets	300						(300)
Total expenses	$87,469	$(33,297)	$—	$(552)	$—	$(1,352)	$(300)	$(2,303)	$49,665

Income (loss) before taxes	$38,733	$(21,405)	$4,302	$552	$—	$1,352	$300	$—	$23,834
Provision (benefit) for income taxes	126				(126)				—
Net income (loss)	38,607	(21,405)	4,302	552	126	1,352	300	—	23,834
Less noncontrolling interest in earnings of affiliate	—								—
Net income (loss) attributable to J.G. Wentworth, LLC	$38,607	$(21,405)	$4,302	$552	$126	$1,352	$300	$—	$23,834

JGWPT Holdings Inc.

(Prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries)

Reconciliation of Net Income to Adjusted Net Income - Unaudited

(Dollars in thousands)

		Adjustments	Interest			Severance
	YTD 2013	to reflect	Income on	Share		M&A	Other		YTD 2013
	GAAP	deconsolidation	Retained	Based	Income	and	Non-recurring		Adjusted
	Results	of securitizations	Interest	Compensation	Tax	Consulting	Expense	Wealthbuilder	Net Income

REVENUES
Interest income	$172,423	$(150,945)	$18,709					$(4,348)	$35,839
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	252,801	(42,358)							210,443
Gain on swap termination, net	200								200
Servicing, broker, and other fees	5,276	5,548							10,824
Other	1,209								1,209
Realized loss on notes receivable, at fair value	(1,862)						1,862		—
Gain on extinguishment of debt, net	14,217								14,217
Realized and unrealized gains on marketable securities, net	15,299							(15,299)	—
Total revenue	$459,563	$(187,755)	$18,709	$—	$—	$—	$1,862	$(19,647)	$272,732

EXPENSES
Advertising	$70,304								$70,304
Interest expense	193,035	(128,226)							64,809
Compensation and benefits	42,595			(1,452)		(3,098)			38,045
General and administrative	20,179	(31)				(698)			19,450
Professional and consulting	18,820	(49)				(1,620)	(3,942)		13,209
Debt issuance	8,930								8,930
Securitization debt maintenance	6,091	(6,091)							—
Provision for losses on finance receivables	5,695	(27)							5,668
Depreciation and amortization	5,703								5,703
Installment obligations expense (income), net	19,647							(19,647)	—
Loss on disposal/impairment of fixed assets	4,200						(4,200)		—
Total expenses	$395,199	$(134,424)	$—	$(1,452)	$—	$(5,416)	$(8,142)	$(19,647)	$226,118

Income (loss) before taxes	$64,364	$(53,331)	$18,709	$1,452	$—	$5,416	$10,004	$—	$46,614
Provision (benefit) for income taxes	2,546		—	—	(2,546)	—	—	—	—
Net income (loss)	$61,818	$(53,331)	$18,709	$1,452	$2,546	$5,416	$10,004	$—	$46,614
Less noncontrolling interest in earnings of affiliate	—		—	—	—	—	—	—	—
Net income (loss) attributable to J.G. Wentworth, LLC	$61,818	$(53,331)	$18,709	$1,452	$2,546	$5,416	$10,004	$—	$46,614

JGWPT Holdings Inc.

(Prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries)

Reconciliation of Net Income to Adjusted Net Income - Unaudited

(Dollars in thousands)

		Adjustments	Interest			Severance
	YTD 2012	to reflect	Income on	Share		M&A	Other		YTD 2012
	GAAP	deconsolidation	Retained	Based	Income	and	Non-recurring		Adjusted
	Results	of securitizations	Interest	Compensation	Tax	Consulting	Expense	Wealthbuilder	Net Income

REVENUES
Interest income	$177,748	$(149,883)	$16,372					$(4,580)	$39,657
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	270,787	(51,599)							219,188
Gain (loss) on swap termination, net	(2,326)								(2,326)
Servicing, broker, and other fees	9,303	5,949							15,252
Other	(856)								(856)
Realized and unrealized gains (losses) on marketable securities, net	12,741							(12,741)	—
Total revenue	$467,397	$(195,533)	$16,372	$—	$—	$—	$—	$(17,321)	$270,915

EXPENSES
Advertising	$73,307								$73,307
Interest expense	158,631	(126,650)							31,981
Compensation and benefits	43,584			(2,393)		(1,405)			39,786
General and administrative	14,613	(7)							14,606
Professional and consulting	15,874	(69)				(2,959)			12,846
Debt issuance	9,124								9,124
Securitization debt maintenance	5,208	(5,208)							—
Provision for losses on finance receivables	3,805	(57)							3,748
Depreciation and amortization	6,385								6,385
Installment obligations expense (income), net	17,321							(17,321)	—
Loss on disposal/impairment of fixed assets	300						(300)		—
Total expenses	$348,152	$(131,991)	$—	$(2,393)	$—	$(4,364)	$(300)	$(17,321)	$191,783

Income (loss) before taxes	$119,245	$(63,542)	$16,372	$2,393	$—	$4,364	$300	$—	$79,132
Provision (benefit) for income taxes	(227)				227				—
Net income (loss)	$119,472	$(63,542)	$16,372	$2,393	$(227)	$4,364	$300	$—	$79,132
Less noncontrolling interest in earnings of affiliate	2,731								2,731
Net income (loss) attributable to J.G. Wentworth, LLC	$116,741	$(63,542)	$16,372	$2,393	$(227)	$4,364	$300	$—	$76,401

Source: JGWPT Holdings Inc.

Investor Relations:

866-386-3853

investor@jgwpt.com

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Media Inquiries:

866-386-3853

media@jgwpt.com

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Makovsky for JGWPT Holdings, Inc.

Michael Goodwin, 212-508-9639

mgoodwin@makovsky.com